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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 8, 2008

                              AETHLON MEDICAL, INC.
               (Exact name of Registrant as specified in charter)

          Nevada                       000-21846                13-3632859
(State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                   Identification Number)

                       3030 Bunker Hill Street, Suite 4000
                           San Diego, California 92109
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (858) 459-7800

                                 Not applicable
          (Former name or former address, if changed since last report)



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FORWARD LOOKING STATEMENTS

      This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the Filings the words "anticipate, "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

      Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      Between July 30, 2008 and August 8, 2008, Aethlon Medical, Inc. (the "Registrant") issued and sold, to three accredited investors (the "Purchasers"), 10% Convertible Notes (the "Notes") in the principal amount of $300,000 and three-year Class C Common Stock Purchase Warrants (the "Warrants") to purchase an aggregate of 600,000 shares of the Registrant's common stock at an exercise price of $0.50 per share. The Notes bear interest equal to ten percent (10%) per annum and have a term of eighteen (18) months (the "Maturity Date"). The Notes are convertible, at the option of the Note holder, into shares of the Registrant's common stock at any time after the issuance date and prior to the close of business on the Maturity Date at the rate of $0.50 per share. We agreed to pay to the investment banking firm that arranged this sale a cash commission equal to seven percent of the gross proceeds and an equivalent percentage of warrants. The warrants paid as commission contain the same terms and conditions as the Warrants issued to investors. The aggregate net proceeds to the Registrant were approximately $279,000. The expected use of proceeds from the sale of the Notes and Warrants includes funding the Registrant's upcoming HIV human trial in India and general working capital purposes.

      Pursuant to the Warrants, the Registrant granted registration rights to the Purchasers as follows: the Registrant shall use its best efforts to effect one or more registration statements that shall include all the shares of common stock underlying the Warrants; the Registrant shall use its best efforts to file such registration statements promptly following the date of issuance of the Warrants, cause each registration statement to be declared effective by the Securities and Exchange Commission as promptly as possible thereafter, and use best efforts to maintain their effectiveness at all times following their initial effectiveness.

      The foregoing description of the Notes and the Warrants does not purport to be complete and is qualified in its entirety by the form of Warrant attached hereto as Exhibit 4.1, and the form of Note attached hereto as Exhibit 10.1, each of which is incorporated herein by reference.

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

      The information set forth in Item 1.01 is hereby incorporated into this
Item 3.02. The Notes and Warrants were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each Purchaser represented to the Registrant that such Purchaser was an "accredited investor" as such term is defined under Regulation D and the offering did not involve any form of general solicitation or general advertising.

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ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

Item No.      Description
--------      -----------

4.1               Form of Class C Common Stock Purchase Warrant

10.1              Form of 10% Convertible Note







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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2008

                                               AETHLON MEDICAL, INC.

                                               By: /s/ James A. Joyce
                                                  ----------------------------
                                               James A. Joyce
                                               Chief Executive Officer



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